MATERIAL CHANGE REPORT

1.

Reporting Issuer:

International Utility Structures Inc.

Suite 1800, 777 8th Avenue S.W.

Calgary, Alberta T2P 3R5

2.

Date of Material Change:

October 17, 2003

3.

News Release:

The Press Release disclosing the details outlined in this Material Change Report was issued by International Utility Structures Inc. (“IUSI”) from Calgary, Alberta on October 17, 2003 and was disseminated through the facilities of the Canada NewsWire.

4.

Summary of Material Change:

See Schedule A.

5.

Full Description of Material Change:

See Schedule A.

6.

Reliance on Confidentiality Provisions:

Not Applicable

7.

Omitted Information:

Not Applicable

8.

Senior Officers:

For further information, please contact:

Robert G.J Jack

President and Chief Executive Officer

(403) 269-2350

9.

Statement of Senior Officer

The foregoing accurately discloses the material change referred to in this report.

DATED October 23, 2003, at Calgary, Alberta.

(signed) “Robert G.J. Jack”________

President and Chief Executive Officer

International Utility Structures Inc.

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SCHEDULE A

INTERNATIONAL UTILITY STRUCTURES INC.

October 17, 2003 (Calgary, Alberta, Canada) (TSE: IUS) – International Utility Structures Inc. (“IUSI” or “the Company”) today announced that it has been granted an Order by the Court of Queen’s Bench of Alberta today, which provides creditor protection to IUSI and permits IUSI to develop a financial restructuring plan to present to its creditors.  The Order was granted under the Companies’ Creditors Arrangement Act.  The Court granted a stay of proceedings, which prevents creditors from taking any legal actions against IUSI or its assets.

IUSI is pleased to announce that it has also obtained interim financing, which will allow the initial stages of the restructuring to proceed.

International Utility Structures Inc. is a world leader in the manufacture and marketing of metal overhead lighting, power line, traffic and telecommunications support structures for customers in more than 100 countries.  Headquartered in Calgary, Alberta, IUSI has manufacturing, design and engineering capacity in the United States, France and Ireland.  The Company's common shares trade on the Toronto Stock Exchange under the symbol IUS.

FOR MORE INFORMATION, PLEASE CONTACT:

Robert Jack - President & CEO or Jerry Diener – Vice President Finance & CFO

(403)269-2350 or 1-800-263-9444

Web Address: www.iusi.ca

Email: general@iusi.ca

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